Exhibit 23.1

Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-147485, 333-138492, 333-138138, 333-135554, 333-129722, and 333-125083) and Form S-8 (Nos.  333-145663, 333-135252, 333-126878, and 333-126877) of Hana Biosciences, Inc. of our report dated March 28, 2008 relating to the financial statements, which appears in this Form 10-K.

By:	/s/ BDO SEIDMAN, LLP
San Francisco, California

March 28, 2008